First Quarter 2025 Performance April 29, 2025

2 | First Quarter 2025 Performance Important Notice to Investors Please read this management presentation together with the Company’s press release issued earlier today announcing the Company’s first quarter 2025 financial results and in conjunction with the Company’s recent Annual Report and Quarterly Reports as filed with the Securities and Exchange Commission (SEC). Certain statements contained in this presentation that are not historical facts may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects, expected future financial guidance and intentions, markets in which we participate and other statements contained in this presentation that are not historical facts. When used in this presentation, the words "expect," "predict," "project," "anticipate," "believe," "estimate," "intend," "plan," "seek" and similar expressions are generally intended to identify forward looking statements. Because these forward looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this presentation.

3 | First Quarter 2025 Performance Part 1: First Quarter 2025 Performance Part 2: Management Focus Part 3: Travelzoo META

4 | First Quarter 2025 Performance 22.0 23.1 Q1 2024 Q1 2025 Revenue increased by 5% year-over-year, reaching highest quarterly revenue since the pandemic. Operating profit decreased, as we invested more in member growth. Revenue $ millions Operating Profit $ millions 5.6 3.7 Q1 2024 Q1 2025

5 | First Quarter 2025 Performance 4.4 3.3 14.2 15.1 1.4 0.5 Strongest revenue growth came from North America and Jack’s Flight Club. Revenue $ millions North America Segment Europe Segment Q1 2024 Q1 2025 Operating Profit $ millions Q1 2024 Q1 2025 6.7 6.7 Jack’s Flight Club Segment 1.1 1.3 (0.1) 0.0

6 | First Quarter 2025 Performance Membership fees begin to drive significant and incremental revenue growth. It will further accelerate. Advertising Global Revenues $ millions 19.4 20.9 20.0 18.7 19.1 20.7 Q4 2023 Q1 2024 Q2 2024 Membership Fees 1.2 1.1 1.2 1.4 1.6 2.4 Other 0.0 0.0 0.0 0.0 0.0 0.0 Includes advertising revenues and commissions from travel companies, local and entertainment businesses Includes membership fees and subscription revenues Q3 2024 Q4 2024 Q1 2025

7 | First Quarter 2025 Performance $40 $1.67 $10 $10 $10 $8.33 Payment by member Revenue recognized We recognize revenue from membership fees ratably over the subscription period. Member acquisition costs, however, are fully recorded as expenses immediately. Example: New member joins on March 15, 2025, paying a membership fee of $40 per annum Revenue Recognition $ Revenue recognized Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026

8 | First Quarter 2025 Performance As we grow members, the differing recording of expenses and revenues creates a short-term negative impact on operating income. After a few quarters, the impact turns positive. First Quarter Second Quarter Third Quarter Fourth Quarter New Members Added Member Acquisition Expense Incremental Membership Fee Revenue Impact on OI ILLUSTRATIVE ONLY

9 | First Quarter 2025 Performance 4% 7% 9% 11% 18% 22% 16% 2017 2018 2019 2020 2021 2022 2023 2024 Q1 2025 Our GAAP operating margin is lower, simply because we have started to invest more. Our goal is to accelerate growth in members. Operating Margin (26%) (2%)

10 | First Quarter 2025 Performance The investments in member growth occur in all key markets. In Europe, this overshadows a great financial improvement in Germany where we saw strong revenue growth year-over-year. North America Operating Margin Europe Operating Margin 31% 27% 22% 29% 31% 26% 25% 33% 24% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 8% 4% 13% 21% 8% 17% 3% 3% (4%)

11 | First Quarter 2025 Performance * GAAP operating profit + amortization of intangibles + stock option expenses + severance-related expenses = non-GAAP operating profit Total non-GAAP operating profit was $4.3 million or 19% of revenue. Non-GAAP Operating Profit* $ millions GAAP Operating Profit Adjustments Non-GAAP Operating Profit* 3.7 0.6 4.3 Q1 2025 5.6 0.4 6.0 Q1 2024

12 | First Quarter 2025 Performance Items excluded in the calculation of non-GAAP operating profit: $ millions Q1 2024 Q1 2025 Adjustments 0.4 0.6 Amortization of intangibles 0.3 — Stock option expense 0.1 0.4 Severance-related expenses — 0.2

13 | First Quarter 2025 Performance 16.9 17.7 12.2 Q1 2024 Q4 2024 Q1 2025 Cash flow from operations was $3.3 million. We repurchased 590,839 shares. Cash decreased to $12.2 million. Cash Balance at End of Quarter* $ millions * Includes cash, cash equivalents and restricted cash

14 | First Quarter 2025 Performance Revenue $ millions Operating Expenses and Cost of Revenues $ millions We continue to keep our fixed costs relatively low. But higher invest- ments in member growth are increasing total expenses. We expect these investments to accelerate revenue growth in coming quarters. 16.0 15.8 18.8 0.4 0.5 0.6 Q1 2024 Q4 2024 Q1 2025 16.3 19.4 16.4 22.0 20.7 23.1 Q1 2024 Q4 2024 Q1 2025 OPEX and cost of revenues Non-GAAP adjustments

15 | First Quarter 2025 Performance Travelzoo is loved by travel enthusiasts who are affluent, active and open to new experiences. * Sources: Travelzoo Travel Outlook 2024 member survey in the U.S.; survey tool Alchemer; targeted survey of non-dormant members; n=4,484 ** Google Analytics, average taken over July 2022 to June 2023.; U.S. Department of State – Bureau of Consular Affairs, U.S. Census Bureau Travelzoo Reaches 30 Million Travelers Travelzoo U.S. Member Survey* October 2024 53% ages 45+ 47% ages 18-44** 56% female 44% male** 96% have a valid passport compared to 45% of U.S. population 59% have the budget to treat themselves and purchase non- essentials 91% say they are open to new destinations and travel ideas

16 | First Quarter 2025 Performance Part 1: First Quarter 2025 Performance Part 2: Management Focus Part 3: Travelzoo META

17 | First Quarter 2025 Performance Management focus • Grow the number of (paying) members and accelerate revenue growth by converting Legacy Members and adding new Club Members • Add new benefits to the paid membership • Retain, and grow, our profitable advertising business from the popular Top 20® product • Accelerate revenue growth which drives future profits in spite of temporarily lower EPS • Grow Jack’s Flight Club’s profitable subscription revenue • Develop Travelzoo META with discipline

18 | First Quarter 2025 Performance Part 1: First Quarter 2025 Performance Part 2: Management Focus Part 3: Travelzoo META

19 | First Quarter 2025 Performance

NASDAQ: TZOO HAVE A GOOD DAY! For questions, please contact Travelzoo Investor Relations: ir@travelzoo.com